Exhibit 10.4

LITTLE SQUAW GOLD MINING COMPANY

SHARE INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Little Squaw Gold Mining 2003 Share Incentive Plan ("Plan") shall have the same defined meanings in this Stock Option Agreement.

I.

NOTICE OF STOCK OPTION GRANT

The undersigned Optionee has been granted an Option to purchase Common Stock of Little Squaw Gold Mining Company ("Company"), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:

Non Qualified Stock Option (NQSO)

Term/Expiration Date:

The date ten (10) years after the Date of Option Grant

Vesting Schedule:

This Option shall be immediately and fully vested at the time of the Grant.

Termination Period:

Upon Optionee’s death or Disability, if this Option was issued one year or more prior to the date of death, this Option may be exercised for six months after the date of death, but only by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or applicable laws of descent or distribution.  If Optionee ceases to act as a Director of the Company, then any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter.  Notwithstanding the previous sentence, pursuant to Section 6.8(b) of the Plan, if the Optionee ceases to act as a Director of the Company for cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to be so employed or ceases to be a Consultant or Director.

In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.

AGREEMENT

1.

Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2.

Exercise of Option.

(a)

Right to Exercise.  This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement.

(b)

Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  The Exercise Notice must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)

Requirement of Advance Notice.  For so long as the provisions of this Section 2(c) are in effect, the Optionee shall deliver the Exercise Notice to the Company at least five (5) days prior to the date on which such exercise is proposed to be effective (the “Proposed Exercise Date”) and at least five (5) days prior to the termination of the Option.  In addition to the requirements stated in Section 2(b), the Exercise Notice shall state the Proposed Exercise Date, and the Option shall be deemed to be exercised on the Proposed Exercise Date.  Except as otherwise permitted by the Company, the Optionee’s failure to comply with the requirements of this Section 2(c) shall extend the Proposed Exercise Date to a date at least five (5) days following the Company’s receipt of an Exercise Notice which complies in full with the requirements of Sections 2(b) and 2(c).  If the Proposed Exercise Date, as extended pursuant to the preceding sentence, would follow the termination of the Option, the Option shall terminate at the time provided in this Stock Option Agreement.  The provisions of this Section 2(c) shall terminate upon the first day after the occurrence of any one of the following events:  (i)  Optionee and Company otherwise agree in writing, or (ii) twelve months following an underwritten public offering of the Common Stock, or (iii) a Change in Control.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.

Optionee’s Representations.

(a)

Lock-Up Period.  Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for any period acceptable to the Company that is specified by the placement agents or underwriters of Common Stock (or other securities) of the Company.

(b)

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company, a placement agent or an underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Company, the placement agent, or the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future.  Optionee agrees that any transferee of any Option shall be bound by this Section.

4.

Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)

cash or its equivalent;

(b)

surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(c)

a combination of (a) and (b).

5.

Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

6.

Non-Transferability of Option.  Except with the prior, express written permission of the Administrator, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.

Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

8.

Tax Obligations.

(a)

Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)

Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

9.

Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Alaska.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

LITTLE SQUAW GOLD MINING COMPANY

By:

Richard R. Walters, President

EXHIBIT A

STOCK OPTION PLAN

EXERCISE NOTICE

Little Squaw Gold Mining Company

3412 S. Lincoln Drive

Spokane, Washington 99203-1650

Attention: Stock Option Plan Administrator

1.

Exercise of Option.  Effective as of today, _____________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the Common Stock (the “Shares”) of Little Squaw Gold Mining Company (the “Company”) under and pursuant to the Stock Option Plan (the “Plan”) and the Stock Option Agreement dated March 4, 2004 (the “Option Agreement”).

2.

Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.

Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.

Rights as Shareholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.

Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.

Restrictive Legends and Stop-Transfer Orders.

(a)

Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933.  THE SECURITIES MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)

Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)

Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9.

Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10.

Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws but not the choice of law rules of Alaska.

11.

Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:

Accepted by:

OPTIONEE

LITTLE SQUAW GOLD MINING COMPANY

By:

Richard R. Walters, President

3412 S. Lincoln Drive

Spokane, Washington 99203-1650

Date Received